--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                      Among



                             CASTLE & COOKE, INC.,
                                  as Borrower


                           THE LENDERS LISTED HEREIN,
                                   as Lenders


                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                    ASSOCIATION; WELLS FARGO BANK, NATIONAL
                ASSOCIATION; BANK OF HAWAII; THE FIRST NATIONAL
                     BANK OF CHICAGO; AND SOCIETE GENERALE,
                                  as Co-Agents


                                       and


                           THE CHASE MANHATTAN BANK,
                         as Agent, Administration Agent
                              and Collateral Agent



                             Dated as of May 16, 1997



--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           Page


ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     SECTION 1.01.  Defined Terms. . . . . . . . . . . . . . . . . . . . . .  2
     SECTION 1.02.  Terms Generally. . . . . . . . . . . . . . . . . . . . . 22

ARTICLE II.  THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.01.  Commitments. . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.02.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 2.03.  Borrowing Procedure. . . . . . . . . . . . . . . . . . . 30
     SECTION 2.04.  Evidence of Debt; Repayment of
                    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.05.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 2.06.  Interest on Loans. . . . . . . . . . . . . . . . . . . . 33
     SECTION 2.07.  Default Interest . . . . . . . . . . . . . . . . . . . . 34
     SECTION 2.08.  Alternate Rate of Interest . . . . . . . . . . . . . . . 35
     SECTION 2.09.  Termination and Reduction of
          Commitments; Increase and Reduction of
          Borrowing Base; Release of Liens . . . . . . . . . . . . . . . . . 35
     SECTION 2.10.  Conversion and Continuation of
          Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 2.11.  Prepayment . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 2.12.  Reserve Requirements; Change in
         Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 2.13.  Change in Legality . . . . . . . . . . . . . . . . . . . 43
     SECTION 2.14.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 2.15.  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . 45
     SECTION 2.16.  Sharing of Setoffs . . . . . . . . . . . . . . . . . . . 45
     SECTION 2.17.  Payments . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 2.18.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 2.19.  Assignment of Commitments Under
          Certain Circumstances; Duty to
          Mitigate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 2.20.  Letters of Credit. . . . . . . . . . . . . . . . . . . . 52

ARTICLE III.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 58
     SECTION 3.01.  Organization; Powers . . . . . . . . . . . . . . . . . . 58
     SECTION 3.02.  Authorization. . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 3.03.  Enforceability . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 3.04.  Governmental Approvals . . . . . . . . . . . . . . . . . 59

     SECTION 3.05.  Financial Statements . . . . . . . . . . . . . . . . . . 59
     SECTION 3.06.  No Material Adverse Change . . . . . . . . . . . . . . . 59
     SECTION 3.07.  Title to Properties; Possession
          Under Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 3.08.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 3.09.  Litigation; Compliance with Laws . . . . . . . . . . . . 60
     SECTION 3.10.  Agreements . . . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 3.11.  Federal Reserve Regulations. . . . . . . . . . . . . . . 61
     SECTION 3.12.  Investment Company Act; Public
          Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . 61
     SECTION 3.13.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 3.14.  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 3.15.  No Material Misstatements . . . . . . . . . . . . . . . . 62
     SECTION 3.16.  Employee Benefit Plans. . . . . . . . . . . . . . . . . . 62
     SECTION 3.17.  Environmental Matters . . . . . . . . . . . . . . . . . . 63
     SECTION 3.18.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 3.19.  Security Documents. . . . . . . . . . . . . . . . . . . . 64
     SECTION 3.20.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 3.21.  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE IV.  CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 4.01.  All Credit Events . . . . . . . . . . . . . . . . . . . . 66
     SECTION 4.02.  Effectiveness . . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE V.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 5.01.  Existence; Businesses and
          Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 5.02.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 5.03.  Obligations and Taxes . . . . . . . . . . . . . . . . . . 76
     SECTION 5.04.  Financial Statements, Reports, etc. . . . . . . . . . . . 76
     SECTION 5.05.  Litigation and Other Notices. . . . . . . . . . . . . . . 79
     SECTION 5.06.  Employee Benefits . . . . . . . . . . . . . . . . . . . . 79
     SECTION 5.07.  Maintaining Records; Access to
          Properties and Inspections. . . . . . . . . . . . . . . . . . . . . 79
     SECTION 5.08.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 5.09.  Compliance with Environmental Laws. . . . . . . . . . . . 80
     SECTION 5.10.  (a) Preparation of Environmental
          Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 5.11.  Further Assurances. . . . . . . . . . . . . . . . . . . . 81

ARTICLE VI.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 82
     SECTION 6.01.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 82
     SECTION 6.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     SECTION 6.03.  Sale and Lease-Back Transactions. . . . . . . . . . . . . 85
     SECTION 6.04.  Investments . . . . . . . . . . . . . . . . . . . . . . . 85

     SECTION 6.05.  Mergers, Consolidations, Sales of
          Assets and Acquisitions . . . . . . . . . . . . . . . . . . . . . . 86
     SECTION 6.06.  Dividends and Distributions;
          Restrictions on Ability of
          Subsidiaries to Pay Dividends . . . . . . . . . . . . . . . . . . . 87
     SECTION 6.07.  Transactions with Affiliates. . . . . . . . . . . . . . . 87
     SECTION 6.08.  Payments in Respect of Permitted
          Third Party Debt. . . . . . . . . . . . . . . . . . . . . . . . . . 88
     SECTION 6.09.  Issuances of Capital Stock. . . . . . . . . . . . . . . . 88
     SECTION 6.10.  Term Note . . . . . . . . . . . . . . . . . . . . . . . . 88
     SECTION 6.11.  Amendments of Certain Agreements. . . . . . . . . . . . . 88
     SECTION 6.12.  Tangible Net Worth. . . . . . . . . . . . . . . . . . . . 88
     SECTION 6.13.  Interest Coverage Ratio . . . . . . . . . . . . . . . . . 89
     SECTION 6.14.  Cash Flow Ratio . . . . . . . . . . . . . . . . . . . . . 89
     SECTION 6.15.  Certain Inventory . . . . . . . . . . . . . . . . . . . . 89

ARTICLE VII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 90

ARTICLE VIII.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . 94

ARTICLE IX.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 97
     SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 97
     SECTION 9.02.  Survival of Agreement . . . . . . . . . . . . . . . . . . 98
     SECTION 9.03.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . 99
     SECTION 9.04.  Successors and Assigns. . . . . . . . . . . . . . . . . . 99
     SECTION 9.05.  Expenses; Indemnity. . . . . . . . . . . . . . . . . . . 103
     SECTION 9.06.  Right of Setoff. . . . . . . . . . . . . . . . . . . . . 105
     SECTION 9.07.  Applicable Law . . . . . . . . . . . . . . . . . . . . . 105
     SECTION 9.08.  Waivers; Amendment . . . . . . . . . . . . . . . . . . . 106
     SECTION 9.09.  Interest Rate Limitation . . . . . . . . . . . . . . . . 107
     SECTION 9.10.  Entire Agreement . . . . . . . . . . . . . . . . . . . . 107
     SECTION 9.11.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 108
     SECTION 9.12.  Severability . . . . . . . . . . . . . . . . . . . . . . 108
     SECTION 9.13.  Counterparts . . . . . . . . . . . . . . . . . . . . . . 108
     SECTION 9.14.  Headings . . . . . . . . . . . . . . . . . . . . . . . . 108
     SECTION 9.15.  Jurisdiction; Consent to Service of
          Process. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     SECTION 9.16.  Confidentiality. . . . . . . . . . . . . . . . . . . . . 109

SCHEDULE 1.01(a)                        Additional Mortgaged Properties
SCHEDULE 1.01(b)                        Guarantors
SCHEDULE 1.01(c)                        Mortgaged Properties
SCHEDULE 1.01(d)                        Material Subsidiaries
SCHEDULE 2.01                           Lenders/Commitments
SCHEDULE 3.07(c)                        Condemnation Proceedings
SCHEDULE 3.07(d)                        Rights of First Refusal, etc.
SCHEDULE 3.08                           Subsidiaries
SCHEDULE 3.09                           Litigation
SCHEDULE 3.17                           Environmental Matters
SCHEDULE 3.18                           Insurance
SCHEDULE 4.02(a)                        Local Counsel
SCHEDULE 4.02(h)                        Security Documents
SCHEDULE 4.02(s)                        Certain Existence Indebtedness
SCHEDULE 6.02                           Liens
SCHEDULE 6.11                           Material Agreements

EXHIBIT A                               Form of Administrative Questionnaire
EXHIBIT B                               Form of Assignment and Acceptance
EXHIBIT C                               Form of Borrowing Request
EXHIBIT D                               Form of Omnibus Amendment
EXHIBIT E                               Form of [Mortgage/Deed of Trust],
                                        Assignment of Leases and Rents,
                                        Security Agreement and Financing
                                        Statement
EXHIBIT F                               Form of Borrowing Base Certificate
EXHIBIT G-1                             Form of Opinion of O'Melveny &
                                        Meyers
EXHIBIT G-2                             Form of Opinion of Goodsill,
                                        Anderson, Quinn & Stifel
EXHIBIT G-3                             Form of Local Counsel Opinion
EXHIBIT H                               Form of Financial Covenants
                                        Compliance Certificate

                    AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 16,
               1997, among CASTLE & COOKE, INC., a Hawaii corporation (the "BORROWER"), the Lenders (as defined in Article I), the Co-Agents (as defined in Article I), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent"), administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

          The Borrower and the Lenders (such term and each other capitalized term used herein having the meaning set forth in Article I hereof), the Administrative Agent and the Collateral Agent are parties to a Credit Agreement dated as of December 27, 1995, as amended by a First Amendment dated as of August 2, 1996, by a Second Amendment dated as of March 1, 1997, and a Third Amendment dated as of March 31, 1997, and in effect prior to the effectiveness of this Agreement (the "ORIGINAL CREDIT AGREEMENT"). The Borrower has requested that the Lenders, the Administrative Agent and the Collateral Agent agree to amend and restate the Original Credit Agreement in order to amend certain provisions therein. The Lenders, the Administrative Agent and the Collateral Agent are willing to agree to such amendment and restatement in its entirety of the Original Credit Agreement, subject to the terms and conditions hereinafter set forth.

          The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $250,000,000 (inclusive of L/C Exposure), subject to the limitations set forth in this Agreement. The Borrower has also requested the Issuing Bank to issue Letters of Credit, the L/C Exposure of which at any time is not to exceed $10,000,000, subject to the limitations set forth in this Agreement. The proceeds of the Loans, and such Letters of Credit, are to be used solely for general corporate purposes in the ordinary course of the Borrower's business.

          The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                               ARTICLE I.  DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

          "ADDITIONAL MORTGAGED PROPERTIES" shall mean, at any date, any Income Producing Property against which the Borrower or any Guarantor shall have granted the Collateral Agent a first mortgage, subject to and in accordance with the terms and conditions specified in Schedule 1.01(a), at any time after the Closing Date; PROVIDED that for purposes of computing the Borrowing Base, any increase in the Allocated Loan Value of the property known as the Dole Cannery Commercial Development arising from the exercise of the expansion option by HGI Realty, Inc. shall be treated as an Additional Mortgaged Property. A property shall cease to be an Additional Mortgaged Property upon the sale of such property or upon the release of the Lien of the Mortgage thereon. The Additional Mortgaged Properties shall not include the New Mortgaged Properties.

          "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

          "AGREEMENT" shall mean this Amended and Restated Credit Agreement.

          "ALLOCATED LOAN VALUE" shall mean, (a) as to any Mortgaged Property, the amount specified in Schedule 1.01(c) under the heading "Allocated Loan Value" opposite the reference to such Mortgaged Property and
(b) as to any Additional Mortgaged Property, an amount equal to 60% of the appraised value of such Additional Mortgaged Property, as shown in the written appraisal report delivered to the Lenders pursuant to paragraph (c) of Schedule 1.01(a). With respect to any Additional Mortgaged Property, the Required Lenders shall have the right, each acting in its sole discretion, to approve or disapprove (i) the estimated value within each written appraisal report required pursuant to said paragraph (c) of Schedule 1.01(a) and (ii) a Phase I environmental report relating to such Additional Mortgaged Property. Approval or disapproval thereof shall be given by each Lender within fifteen
(15) Business Days of receipt by such Lender of the applicable written appraisal and the Phase I environmental report from the Administrative Agent; PROVIDED HOWEVER that if a Lender fails to respond to the Administrative Agent within such fifteen (15) Business Day period, the estimated value within such written appraisal report and the Phase I environmental report shall be deemed approved by such Lender. On or prior to the Closing Date the Administrative Agent shall complete Schedule 1.01(c) to reflect an aggregate Allocated Loan Value for all the Mortgaged Properties equal to 60% of the aggregate appraised value of the Mortgaged Properties; and such aggregate Allocated Loan Value shall be allocated on Schedule 1.01(c) among each of the Mortgaged Properties on a PRO rata basis, based on its share of such aggregate total appraised value. If at any time and from time to time the Required Lenders, each acting in its sole discretion, believe that the value of any one or more Mortgaged Properties has significantly decreased, then the Required Lenders, by written notice to the Borrower, have the right to have such Mortgaged Property or Properties reappraised, at the Borrower's cost and expense, in which event the Allocated Loan Value of any such reappraised Mortgaged Property or Properties shall be adjusted based upon such reappraisal as follows: If any Mortgaged Property shall be so reappraised, the Required Lenders shall have the right, each acting in its sole discretion, to approve or dissapprove the estimated value within the written appraisal report prepared in connection with such reappraisal, which reappraisal shall be performed in accordance with the same requirements as apply to written appraisal reports for Additional Mortgaged Properties. Approval or disapproval thereof shall be given by each Lender within fifteen (15) Business Days of receipt by such Lender of the applicable written appraisal from the Administrative Agent; PROVIDED however that if a Lender fails to respond to the Administrative Agent within such fifteen (15) Business Day period, the estimated value within such written appraisal report shall be deemed approved by such Lender. In the event of any such reappraisal, the Borrower shall deliver to the Administrative Agent a new Borrowing Base Certificate reflecting the approved reappraised value and a new Total Indebtedness Certificate within five (5) Business Days of the date of the approval, the estimated value of any such reappraisal is approved. The Required Lenders may not have the same Mortgaged Property so reappraised more than once during any consecutive eighteen (18) month period, except the Required Lenders may reappraise the Dole Cannery Commercial Development more frequently than once during any consecutive eighteen (18) month period, but not more than twice during the period from and after the date hereof through and including the Maturity Date.

          "ALLOCATION AGREEMENT" shall mean the Allocation Agreement between Dole and the Borrower, in the form attached as an exhibit to the Form 10.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the

Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, such Lender's pro rata share, expressed as a percentage, of the Total Commitment, which percentage for each Lender is set forth on Schedule 2.01.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "BENEFITS AGREEMENT" shall mean the Employee Benefits and Compensation Allocation Agreement between Dole and the Borrower, in the form attached as an exhibit to the Form 10.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "BORROWING BASE" shall mean, at any date, with respect to the Borrower, an amount equal to the sum of the following (without duplication): (a) the Allocated Loan Value of the Mortgaged Properties and the Additional Mortgaged Properties, plus (b) 35% of Land Under Development at such date, plus (c) 75% of Unsold Homes/Lots and Model Homes at such date, plus (d) 95% of Contracted Homes/Lots at such date. The Borrowing Base shall be computed quarterly in accordance with Section 5.04(d), and shall also be computed in connection with each sale of Mortgaged Property, Additional Mortgaged Property and in connection with certain other sales in accordance with Section 2.09(b). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

          "BORROWING BASE CERTIFICATE" shall have the meaning assigned to such term in Section 5.04(d).

          "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City or in Honolulu are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH FLOW RATIO" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) the sum of (i) EBITDA for such period plus
(ii) Non-Cash Cost of Sales for such period, plus (iii) net cash proceeds of property sales received during such period by the Borrower and its Subsidiaries on a consolidated basis, to the extent not included within the computation of EBITDA, less the amount of any permanent reduction in the Commitments resulting from such sales, plus (iv) any net increase during such period in the principal amount of the Loans outstanding hereunder as a result of Borrowings to finance development and capital expenditures referenced in item (b)(iv) below, over (b) the sum of (i) Interest Expense for such period, plus (ii) dividends paid in cash by the Borrower during such period, plus (iii) income taxes paid during such period by the Borrower and its Subsidiaries on a consolidated basis, plus (iv) development and capital expenditures paid during such period of the Borrower and its Subsidiaries on a consolidated basis, except to the extent deducted in determining Net Income for such period, plus (v) Investments made during such period by the Borrower or its Subsidiaries on a consolidated basis.

          A "CHANGE IN CONTROL" shall be deemed to have occurred if any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than David H. Murdock or an Affiliate of David H. Murdock (including the estate of David H. Murdock) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

          "CLOSING DATE" shall mean the date on which all of the conditions in Section 4.02 have been satisfied.

          "CO-AGENTS" shall mean, collectively, Bank of America National Trust and Savings Association; Wells Fargo Bank, National Association; Bank of Hawaii; The First National Bank of Chicago; and Societe Generale.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties and any Additional Mortgaged Properties.

          "COMMITMENT" shall mean a Revolving Credit Commitment and/or an L/C Commitment.

          "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

          "CONTRACTED HOMES/LOTS" shall mean, at any date, the consolidated book value at such date of all homes and homesites of the Borrower and its Subsidiaries owned as part of their Homebuilding Business, on which construction has started, slab or foundation has been completed and a written contract of sale has been entered into with a buyer (other than the Borrower or any Subsidiary) as to which such buyer has made an earnest money deposit.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

          "CREDIT EVENT" shall have the meaning assigned to such term in
Section 4.01.

          "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "DEFAULT RATE" shall have the meaning assigned to such term in
Section 2.07.

          "DISTRIBUTION" shall mean the distribution by Dole of shares of the Borrower's common stock to Dole's shareholders, as described in the Form 10.

          "DOLE" shall mean Dole Food Company, Inc., a Hawaii corporation.

          "DOLE PURCHASE AGREEMENT" shall mean the Purchase Agreement between the Borrower and Dole and the other sellers party thereto in the form attached as an exhibit to the Form 10.

          "DOLLARS" or "$" shall mean lawful money of the United States of America.

          "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "EBITDA" shall mean, for any period, the sum, without duplication, of
(a) the Borrower's Net Income for such period, but excluding from the determination of such Net Income any extraordinary or nonrecurring gains or losses, plus (b) Federal, state and local income, franchise and other income taxes deducted in determining such Net Income, plus (c) depreciation and amortization deducted in determining such Net Income, plus (d) interest expense deducted in determining such Net Income, plus (e) the amount of previously capitalized interest expense which was expensed during such period by the Borrower and its subsidiaries on a consolidated basis, to the extent included within the cost of goods sold, less (f) the net income of any other person that is accounted for by the Borrower by the equity method of accounting, except to the extent of the amount of dividends or distributions received by the Borrower.

          "ELIGIBLE ASSIGNEE" shall mean (a) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $250,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America;
(d) the central bank of any country which is a member of the OECD; (e) any Lender or (f) any Affiliate of any Lender.

          "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 ET SEQ. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. Section 6901 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.
Section 1251 ET SEQ., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 ET SEQ., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 ET SEQ., the California Health and Safety Code Section 25117.4 ET SEQ., Chapter 6.5, Hazardous Waste Control, and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

          "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the

Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the PBGC's or a plan administrator's intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition (other than the accrual and payment of benefits in the ordinary course of business) with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower (other than for ordinary periodic contribution obligations).

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

          "FEE LETTER" shall mean the Fee Letter, dated October 31, 1995, between the Borrower, Dole and the Administrative Agent, as amended by a fee letter amendment agreement, dated as of the date hereof.

          "FEES" shall mean the Commitment Fees, the Administrative Agent's Fees, the Upfront Fees, the L/C Participation Fees and the Issuing Bank Fees.

          "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

          "FINANCIAL STATEMENTS" shall have the meaning assigned to such term in Section 3.05.

          "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

          "FORM 10" shall mean the Registration Statement on Form 10 filed on October 17, 1995, as amended on or prior to the date hereof, by the Borrower with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.

          "FORMATION" shall mean (i) the formation of the Borrower and certain Subsidiaries of the Borrower and (ii) the acquisition by the Borrower and its Subsidiaries of the real estate and resorts businesses previously conducted by Dole and its subsidiaries, in each case as described in the Form 10.

          "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "GUARANTEE AGREEMENT" shall mean each Guarantee Agreement, dated as of December 27, 1995, as amended by the Omnibus Amendment, each Guarantee Agreement, dated as of the date hereof, and each Guarantee Agreement which may hereafter be delivered in connection with an Additional Mortgaged Property, made by one or more of the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

          "GUARANTORS" shall mean each person listed on Schedule 1.01(b) and each other person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

          "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HAZARDOUS MATERIALS INDEMNITY AGREEMENT" shall mean the Hazardous Materials Indemnity Agreement, dated as of December 27, 1995, as amended by the Omnibus Amendment, among the Borrower, the Subsidiaries party thereto and the Collateral Agent.

          "HOMEBUILDING BUSINESS" shall mean, as to the Borrower and its Subsidiaries, the business of developing, constructing and marketing single-family and multifamily detached or attached homes and homesites within master-planned residential communities or other parcels of land owned, acquired or developed by them, but not including the business of owning, operating, developing, constructing or marketing Resort Properties.

          "INCOME PRODUCING PROPERTY" shall mean any multi-family residential, commercial, industrial or retail property owned or leased by the Borrower or any Subsidiary and improved with a building of which 80% or more of the total square feet is leased or held for the purposes of leasing to unaffiliated third parties (treating Dole for this purposes as an unaffiliated third party), but not including any Resort Property or any property improved by a golf course.

          "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, PROVIDED that this sentence shall not apply to any Indebtedness which is either expressly nonrecourse to its partners or owed to the Borrower or to any wholly owned Subsidiary of the Borrower.

          "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, dated as of December 27, 1995, as amended by the Omnibus Amendment among the Borrower, the Guarantors and the Collateral Agent, and as may thereafter be amended to include each subsequent guarantor under a Guarantee Agreement.

          "INTEREST COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period, over
(b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, (a) the aggregate consolidated interest expense for such period of the Borrower and its Subsidiaries, plus (b) the amount of interest capitalized by the Borrower and its Subsidiaries on a consolidated basis during such period, less (c) consolidated interest income for such period of the Borrower and its Subsidiaries, to the extent not included within the computation of EBITDA for such period.

          "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

          "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "INVENTORY" shall mean, at any date, the sum of (a) Unimproved Land, plus (b) Land Under Development, plus (c) Unsold Homes/Lots, plus (d) Contracted Homes/Lots, plus (e) Model Homes.

          "INVESTMENTS" shall mean, with respect to any period, as to any person, (a) amounts paid or agreed to be paid by such person by way of investment and/or purchase of stock, securities, liabilities, properties or assets of, or contributed to, any other person during such period and (b) capital and development expenditures made during such period by such person in its own assets and businesses, to the extent such expenditures are required to be capitalized on a balance sheet of such person under GAAP.

          "ISSUING BANK" shall mean, as the context may require, (a) The Chase Manhattan Bank or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.20(i) or 2.20(k), with respect to Letters of Credit issued by such Lender.

          "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

          "LANA'I CONTRACTED HOMES/LOTS" shall mean, at any date, the consolidated book value at such date of all homesites of the Borrower and its Subsidiaries on the Island of Lana'i (other than in the Lana'i City development) on which construction has started, slab or foundation has been completed and a contract of sale has been entered into with a third party.

          "LAND UNDER DEVELOPMENT" shall mean, at any date, the consolidated book value at such date of all land of the Borrower and its Subsidiaries owned as part of their Homebuilding Business, on which grading or on-site infrastructure improvements have commenced and for which all necessary zoning and subdivision approvals have been obtained and are in full force and effect, but for which home construction (other than the foundation or slab) has not yet started.

          "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20, and the commitment of each Lender hereunder to participate in the L/C Exposure of the Issuing Bank in accordance with each Lender's Applicable Percentage.

          "L/C DISBURSEMENT" shall mean a payment or disbursement made to the beneficiary of a Letter of Credit by the Issuing Bank for the account of the Borrower pursuant to a Letter of Credit.

          "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements that have not been reimbursed by payment or financed by ABR Loans pursuant to Sections 2.02(f) and 2.20(e). The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the L/C Exposure at such time.

          "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in Section 2.05(c).

          "LENDERS" shall mean (a) the financial institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

          "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to Section 2.20, which letters of credit may be standby letters of credit or commercial letters of credit, and shall include that certain letter of credit dated April 15, 1997, in the maximum amount of $719,000, issued by The Chase Manhattan Bank for the account of the Borrower to National Union Fire Insurance Company of Pittsburgh as beneficiary, and any renewal, replacement or extension thereof.

          "LIBO RATE" shall mean, with respect to any Interest Period for any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to, the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds by at least two Reference Banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. The Administrative Agent will request the principal London office of each Reference Bank to provide a quotation of its rate, and the rate for that Eurodollar Borrowing will be the arithmetic mean of the quotations.

          "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease (but not an operating lease) or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" shall mean this Agreement, the Fee Letter, the Letters of Credit, the Guarantee Agreements, the Security Documents, the Hazardous Materials Indemnity Agreements, the Indemnity, Subrogation and Contribution Agreements, the Omnibus Amendment, and any and all other certificates, agreements, instruments and other documents heretofore, now or hereafter executed and delivered by the Borrower, a Subsidiary and/or a Financial Officer of the Borrower or a Subsidiary pursuant to a requirement of, or condition in, any of such documents.

          "LOAN PARTIES" shall mean the Borrower and the Guarantors.

          "LOANS" shall mean the loans made to the Borrower pursuant to
Section 2.01 of the Original Credit Agreement and the loans made to the Borrower pursuant to Section 2.01 of this Agreement. Each Loan shall be a Eurodollar Loan or an ABR Loan.

          "MAJOR LEASE" shall, with respect to any Mortgaged Property or Additional Mortgaged Property, have the meaning assigned to such term in the Mortgage on such Mortgaged Property or Additional Mortgaged Property.

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole, or (b) material impairment of the ability of the Borrower, together with the Loan Parties, to pay the Obligations as and when due.

          "MATERIAL SUBSIDIARY" means (i) each Subsidiary listed on Schedule 1.01(d), (ii) each Subsidiary owning any Mortgaged Property or Additional Mortgaged Property and (iii) each Subsidiary owning other assets having a fair market value in excess of $5,000,000 (other than the Lanai Water Company, but only to the extent that it continues in its current line of business and does not acquire any material assets outside such line of business) or holding licenses, permits or other rights which are material to the ownership or operation of the assets of the Borrower or of any Material Subsidiary.

          "MATURITY DATE" shall mean May 16, 2000.

          "MODEL HOMES" shall mean, at any date, the consolidated book value at such date of all completed homes of the Borrower and its Subsidiaries, which are not sold, and that are used as models to sell and market a community.

          "MORTGAGE AMENDMENTS" shall mean the Amendments, dated as of the date hereof, of each of the Mortgages which are in effect prior to the Closing Date.

          "MORTGAGED PROPERTIES" shall mean the owned real properties and leasehold and subleasehold interests of the Guarantors specified on Schedule 1.01(c), including, without limitation, the New Mortgage Properties. A property shall cease to be a Mortgaged Property upon the sale of such property or upon the release of the Lien of the Mortgage on such Mortgaged Property.

          "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, security agreements, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(h) or pursuant to Section 5.11, including the mortgage/deed of trust, security agreement and assignment of leases and rents substantially in the form of Exhibit E.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "NET INCOME" shall mean, for any period, the aggregate consolidated net income (or net deficit) of the Borrower and its Subsidiaries, before reduction for any dividends on preferred stock, but excluding from the determination of consolidated net income any extraordinary or nonrecurring gains or losses.

          "NET PROCEEDS" shall mean, as to the sale of any property, (a) all cash received by the Borrower or its Subsidiaries in consideration of such sale, plus (b) any non-cash consideration received by the Borrower or its Subsidiaries for such sale, including seller financing or the purchaser's assumption of indebtedness, less (c) all direct costs to the Borrower and its Subsidiaries of such sale, including transfer taxes, brokerage commissions and legal fees; PROVIDED that Net Proceeds will not be reduced by previously capitalized development costs, construction costs, financing costs or marketing or selling expenses.

          "NEW MORTGAGED PROPERTIES" shall mean (i) the Marketplace in Bakersfield, California and (ii) Horizon IV in Raleigh, North Carolina.

          "NON-CASH COST OF SALES" shall mean, for any period, as to the Borrower and its Subsidiaries on a consolidated basis, the non-cash portion of "cost of residential property sales" which is attributable to the allocation of capitalized costs and estimated future common costs to residential homesites.

          "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

          "OMNIBUS AMENDMENT" shall mean the Amendment, dated as of the Closing Date, of the Guarantee Agreement, Hazardous Materials Indemnity Agreement, Indemnity, Subrogation and Contribution Agreement and Pledge Agreement substantially in the form of Exhibit D hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "PERMITTED THIRD PARTY INDEBTEDNESS" means Indebtedness of the Borrower which (i) is not secured by any property of the Borrower or any Subsidiary and (ii) is not guaranteed by any Subsidiary.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of December 27, 1995, as amended by the Omnibus Amendment, between the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, and as may hereafter be amended to include each subsequent Guarantor under a Guarantee Agreement.

          "PREFERRED SHARES" shall mean the 3,500 shares of Cumulative Preferred Stock, par value $10,000 per share, of the Borrower.

          "PROPERTIES" shall have the meaning assigned to such term in
Section 3.17(a).

          "RAP" shall mean the remedial action plan for the remediation of the Dole Cannery Commercial Development, the objective of which is to design a work plan for remediation activities and provide the basis for a "no further action" letter from the Hawaii State Department of Health.

          "REFERENCE BANKS" shall mean Citicorp USA, Inc. and Bank of America National Trust and Savings Association.

          "REGISTER" shall have the meaning given such term in Section 9.04(d).

          "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "RELEASE" shall have the meaning given such term in Section 101(22) of CERCLA (as defined under "Environmental Law" above).

          "REMEDIAL ACTION" shall mean (i) "remedial action" as such term is defined in Section 101(24) of CERCLA (as defined under "Environmental Law" above) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Hazardous Materials in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

          "RENT ROLL" shall, with respect to any Mortgaged Property or Additional Mortgaged Property, have the meaning assigned to such term in the Mortgage on such Mortgaged Property or Additional Mortgaged Property.

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Applicable Percentages equal to at least 51%, in the aggregate.

          "RESORT PROPERTY" shall mean (a) any real property or business owned or operated by the Borrower or its Subsidiaries which is located or operated primarily on the Island of Lana'i, including Lana'i residential development properties and support services and other businesses, and (b) any other hospitality or resort property or business owned, operated, developed or acquired by the Borrower or its Subsidiaries.

          "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth in
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04. The parties hereto acknowledge that the Revolving Credit Commitments set forth in Schedule 2.01 are, in some respects, different than those previously in effect under the Original Credit Agreement and, as of the Closing Date, Schedule 2.01 shall apply and the Lenders shall be released from their Revolving Credit Commitments under the Original Credit Agreement to the extent inconsistent with Schedule 2.01.

          "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

          "SECURED PARTIES" shall mean (a) the Lenders, (b) the
Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank and (e) the successors and assigns of the foregoing.

          "SECURITY DOCUMENTS" shall mean the Mortgages, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

          "STANDING INVENTORY" shall mean, at any date, the number of unsold homes (other than Model Homes) of the Borrower and its Subsidiaries owned as part of their Homebuilding Business for which construction has been completed as of such date.

          "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, or (b) that is, at the time any determination is made, otherwise directly or indirectly

Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" shall mean any subsidiary of the Borrower.

          "TANGIBLE NET WORTH" shall mean, at any date, on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) capital stock of the Borrower outstanding (other than shares of preferred, preferential or preference stock) based on paid-in capital, plus (b) retained earnings, less
(c) minority interest in subsidiaries, if any, less (d) intangible assets such as goodwill, trademarks, tradenames, copyrights and similar types of assets treated as intangible assets under GAAP.

          "TERM NOTE" shall mean the Promissory Note, to be dated the date of the Formation, of the Borrower payable to Dole in the aggregate principal amount of $10,000,000, and delivered to Dole in partial consideration of the transfer of assets to the Borrower and its Subsidiaries in the Formation, as described in the Form 10 and attached as an exhibit thereto.

          "TOTAL INDEBTEDNESS" shall mean all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, excluding Indebtedness permitted under Section 6.01(f), but including, without limitation, any and all indebtedness of the Borrower and its Subsidiaries pursuant to this Agreement.

          "TOTAL L/C COMMITMENT" shall mean, at any time, the aggregate amount of the Lenders' L/C Commitments, as in effect at such time (without duplication for the L/C Commitment of the Issuing Bank).

          "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

          "TOTAL COMMITMENT" shall mean the sum of the Total Revolving Credit Commitment and the Total L/C Commitment.

          "TOTAL EXPOSURE" shall mean, at any time, the sum of the Lenders' aggregate Revolving Credit Exposure and the Lenders' aggregate L/C Exposure (without duplication for the L/C Exposure of the Issuing Bank).

          "TOTAL INDEBTEDNESS CERTIFICATE" shall have the meaning assigned to such term in Section 5.04(d).

          "TRADEMARK LICENSE AGREEMENT" shall mean the Trademark License Agreement between Dole and the Borrower, in the form attached as an exhibit to the Form 10.

          "TRANSACTIONS" shall have the meaning assigned to such term in
Section 3.02.

          "TRANSFEREE" shall have the meaning assigned to such term in
Section 2.18(a).

          "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "UNIMPROVED LAND" shall mean, at any date, the consolidated book value at such date of all land of the Borrower and its Subsidiaries owned as part of their Homebuilding Business, for which no grading or on-site infrastructure improvements have been made.

          "UNSOLD HOMES/LOTS" shall mean, at any date, the consolidated book value at such date of all homes and homesites (other than Model Homes) of the Borrower and its Subsidiaries owned as part of their Homebuilding Business for which above-ground construction has started, but for which there is no contract of sale with a third party.

          "UNSOLD INVENTORY" shall mean, at any date, all Standing Inventory and all Work in Progress as of such date. The term Unsold Inventory shall not include homesites to be sold without homes.

          "UPFRONT FEES" shall mean the fees payable by the Borrower to each Lender on the date hereof equal to .10% of such Lender's Applicable Percentage of the Total Commitment on the date hereof, which Total Commitment on the date hereof is $250,000,000.

          "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WORK IN PROGRESS" shall mean, at any date, the number of unsold homes (other than Model Homes) of the Borrower and its Subsidiaries owned as part of their Homebuilding Business for which above-ground home construction has been commenced, but not yet completed as of such date.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) any reference in this Agreement to cash shall mean cash or any cash equivalent and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in
Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a).

                               ARTICLE II.  THE CREDITS

          SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to provide the Borrower with a Commitment equal to the product of such Lender's Applicable Percentage and $250,000,000, subject to reduction as herein set forth. Pursuant thereto, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the

Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in
(i) such Lender's Total Exposure exceeding (ii) the lesser of (x) such Lender's Applicable Percentage of the Total Commitment and (y) such Lender's Applicable Percentage of the Borrowing Base in effect at such time. Within the limits set forth in this Section 2.01 and subject to the terms, conditions and limitations set forth herein, including without limitation,
Section 2.09, the Borrower may borrow, pay or prepay and reborrow Loans on and after the Closing Date and prior to the Maturity Date. Without limiting the foregoing or any other provision of this Agreement, in no event and at no time shall the sum of (i) the aggregate Revolving Credit Exposure (i.e., the aggregate principal amount of the Loans) and (ii) the aggregate L/C Exposure exceed the lesser of (x) the Borrowing Base (as the Borrowing Base may be changed from time to time pursuant to the provisions of this Agreement, including, without limitation, the provisions of Section 2.09) or (y) $250,000,000 (reduced from time to time by the amount of any reduction from time to time in the Total Commitment occurring pursuant to the provisions of this Agreement, including, without limitation, the provisions of Section 2.09). As a consequence thereof, and notwitstanding anything to the contrary contained or implied elsewhere in this Agreement, in no event and at no time may the Total Exposure exceed $250,000,000.

          SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Revolving Credit Commitments.

          (b) Subject to Sections 2.08 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, or, in the case of a Borrowing under Section 2.03(b), such later time as each Lender may have been notified by the Administrative Agent (which notice may be given by telecopy) and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (or prior to 2:00 p.m., New York City time, on the date of an ABR Borrowing made pursuant to the proviso of clause (b) of Section 2.03) that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent after demand therefor, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. The Interest Period for any ABR Borrowing shall in no event extend beyond the Maturity Date, as provided under clause (b)(ii) of the definition of "Interest Period".

          (f) If the Issuing Bank shall not have received from the Borrower any payment required to be made under Section 2.20(e) by the time such payment is required to be made, then the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 noon, New York City time), on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the applicable rate per annum under Section 2.20(h), without duplication and (ii) in the case of such Lender, the Federal Funds Effective Rate. If (i) the Lenders make the payments required pursuant to this paragraph (f) in respect of any L/C Disbursement, and

(ii) the conditions to Borrowing set forth in Section 4.01 are satisfied at the time, then the amount of such payments so specified shall constitute ABR Loans made on the date such payments were made for all purposes hereof and the Administrative Agent shall promptly advise the Lenders thereof.

          SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 1:45 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing; PROVIDED that in the case of an ABR Borrowing the Borrower may deliver a duly completed Borrowing Request to the Administrative Agent not later than 2:00 p.m., New York City time, on the day of a proposed Borrowing so long as the aggregate amount of Loans made pursuant to such same day Borrowing Requests does not exceed $10,000,000 on any single day. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

          SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

          SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which the Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") on the average daily unused amount of such Lender's Applicable Percentage of the Total Commitment, less the amount of any issued but undrawn Letter(s) of Credit (i.e., such Lender's Applicable Percentage of $250,000,000, subject to any permanent reduction pursuant to Section 2.09, less the sum of the average daily aggregate principal balances of all of the Loans and the average daily aggregate issued and undrawn amounts of the Letters of Credit) during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the

Commitments of such Lender shall expire or be terminated) of (i) 0.25% per annum for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period is less than 87.5% of the Borrowing Base and (ii) 0.30% per annum for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period is greater than or equal to 87.5% of the Borrowing Base. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitments of such Lender shall be terminated as provided herein.

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

          (c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Commitments of such Lender shall be terminated as provided herein, a fee (a "L/C PARTICIPATION FEE") per annum on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which the Commitments of such Lender shall be terminated) equal to (x) 1.50% for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period is greater than or equal to 87.5% of the Borrowing Base, (y) 1.375% for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period exceeds 70% of the Borrowing Base, but does not exceed 87.5% of the Borrowing Base, (z) 1.25% for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period is less than or equal to 70% of the Borrowing Base and (ii) to the Issuing Bank with respect to each Letter of Credit, on the last day of March, June, September and December in each year and on the date on which the L/C Commitment of such Issuing Bank shall be terminated as provided herein, a fee equal to 0.10% per annum (or such other rate as the Borrower and such Issuing Bank may agree) on the aggregate L/C Exposure (exclusive of any L/C Disbursements which have been repaid or become ABR Loans) during the preceding quarter (or shorter period commencing with the date of issuance of such Letter of Credit or ending with the expiration or termination of such Letter of Credit) plus, in connection with the issuance, amendment, extension, renewal or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary, processing and other fees and charges (collectively, the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.06. Interest on LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate.

          (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (i) 1.50% for any period as to which the Total Indebtedness on the first Business Day immediately preceding the first day of such period is greater than or equal to 87.5% of the Borrowing Base, (ii) 1.375% for any period as to which the Borrower's Total Indebtedness on the first Business Day immediately preceding the first day of such period exceeds 70% of the Borrowing Base, but is less than 87.5% of the Borrowing Base and
(iii) 1.25% for any period as to which the Borrower's Total Indebtedness on the first Business Day immediately preceding the first day of such period is less than or equal to 70% of the Borrowing Base. It is expressly agreed that the applicable interest rate margin over the Adjusted LIBO Rate set forth above shall remain fixed during each fiscal quarter, notwithstanding any decrease in the ratio of Total Indebtedness to the Borrowing Base during such fiscal quarter, subject only to the following exceptions: If (x) an Additional Mortgaged Property shall be added to the Collateral in accordance with the provisions of this Agreement, and a new Borrowing Base Certificate is delivered to the Administrative Agent in connection therewith pursuant to
Section 2.09(e) which includes the permitted Allocated

Loan Value of such Additional Mortgaged Property, and simultaneously therewith a new Total Indebtedness Certificate is delivered by the Borrower to the Administrative Agent, or (y) a Mortgaged Property or Additional Mortgaged Property is reappraised due to a significant decrease of a Mortgaged Property as set forth in the definition of "Allocated Loan Value", or (z) a Mortgaged Property or Additional Mortgaged Property is sold or otherwise required to be removed from the Borrowing Base pursuant to the provisions of this Agreement (in which event a new Borrowing Base Certificate reflecting the removal of such Mortgaged Property or Additional Mortgage Property, and a new Total Indebtedness Certificate, shall be delivered to the Administrative Agent within ten (10) Business Days of the date such Property is sold or otherwise required to be removed from the Borrowing Base), THEN, if the ratio of Total Indebtedness (as set forth in the new Total Indebtedness Certificate) to the Borrowing Base (as set forth in such new Borrowing Base Certificate) indicates a change of such ratio, the Lenders agree that the applicable interest rate margin shall be decreased or increased, as the case may be, based upon such changed ratio, expressed as a percentage, in accordance with the preceding provisions of this Section 2.06
(b), effective as of the Business Day the new Total Indebtedness and Borrowing Base Certificates were delivered to the Administrative Agent, in the case of clause (x), as of the date the Required Lenders approve the written estimate of any reappraisal, in the case of clause (y), and as of the date a Property is sold or otherwise required to be removed from the Borrowing Base, in the case of clause (z).

          Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.
 The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to
Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus 2.00%. Such default rate of interest is referred to herein as the "DEFAULT RATE".

          SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS; INCREASE AND REDUCTION OF BORROWING BASE; RELEASE OF LIENS. (a) The Commitments shall be automatically terminated on the Maturity Date and may be sooner terminated as set forth in this Agreement.

          (b) Upon the sale, in whole but not in part, of any Mortgaged Property or Additional Mortgaged Property to a person (other than the Borrower or any Subsidiary) in compliance with Section 6.05, the Collateral Agent will (provided that no Default or Event of Default shall have occurred) release the Lien of the Mortgage thereon, whereupon the Borrowing Base shall be automatically reduced, if applicable, and the Total Commitment shall be automatically and permanently reduced, as provided in this Section 2.09(b). The Borrowing Base shall be automatically reduced, if applicable, and the Total Commitment shall be automatically and permanently reduced, upon the sale of properties by the Borrower or any Subsidiary to any person other than the Borrower or any wholly owned Subsidiary of the Borrower as follows:

          (i) upon the sale of any Mortgaged Property or any Additional Mortgaged Property, by an amount equal to the greater of (A) the Allocated Loan Value of such property or (B) 75% of the Net Proceeds of such sale;

          (ii) upon the sale of any Income Producing Property which is not a Mortgaged Property or an Additional Mortgaged Property, in which Net Proceeds exceed $15,000,000 by an amount equal to 75% of the Net Proceeds of such sale;

          (iii) upon the sale of any Inventory in a single sale or in related sales with the same or related purchasers in which the cumulative Net Proceeds for all such sales exceed $15,000,000, by an amount equal to 75% of such Net Proceeds;

          (iv) upon the sale of any other real property held by the Borrower or its Subsidiaries in their commercial and industrial property portfolio (other than a Mortgaged Property or an Additional Mortgaged Property) in a single sale or in related sales with the same or related purchasers in which the cumulative Net Proceeds for all such sales exceed $15,000,000, by an amount equal to 75% of such Net Proceeds; and

          (v) upon the sale of any Resort Property in a single sale or in related sales with the same or related purchasers in which the cumulative Net Proceeds for all such sales exceed $10,000,000, by an amount equal to 50% of such Net Proceeds;

PROVIDED, HOWEVER, that if any such sale shall occur during such time as an Event of Default is continuing, such sale shall automatically and permanently reduce the Total Commitment by an amount equal to 100% of the Net Proceeds of such sale (in lieu of the reductions otherwise provided above).

          Notwithstanding the foregoing, no reduction in the amount of the Total Commitment shall occur as a consequence of a sale of any Mortgaged Property or any Additional Mortgaged Property pursuant to clause (i) above if, after giving effect to such sale, the aggregate Allocated Loan Value of all remaining Mortgaged Properties and Additional Mortgaged Properties shall be equal to or greater than $115,000,000. The Lenders, each Lender acting in its sole discretion, may elect to waive any reduction in the amount of the Total Commitment as a consequence of the sale of any Mortgaged Property or any Additional Mortgaged Property pursuant to clause (i) above where, after giving effect to such sale, the aggregate Allocated Loan Value of all remaining Mortgaged Properties and Additional Mortgaged Properties shall be equal to or greater than $115,000,000. The Lenders, each Lender acting in its sole discretion, may elect to waive any reduction in the amount of the Total Commitment as a consequence of the sale of any Mortgaged Property or any Additional Mortgaged Property pursuant to clause (i) above where, after giving effect to such sale, the aggregate Allocated Loan Value of all remaining Mortgaged Properties and Additional Mortgaged Properties is less than $115,000,000 as follows: The Administrative Agent shall request such waiver from each Lender after receipt by the Administrative Agent of a written request to do so from the Borrower. If any Lender shall fail to respond to such written request for such a waiver within fifteen (15) Business Days after the receipt by such Lender of such request from the Administrative Agent, such Lender shall be deemed to have elected not to waive such automatic and permanent reduction in the amount of the Total Commitment. If the Lenders elect such waiver, such waiver shall be effective as of the date the Lenders have made such election, and shall not be effective prior to such date. Nothing contained in this paragraph shall affect or be deemed to apply to any reduction in the Borrowing Base which may occur pursuant to clause (i) above.

          Concurrently with the sale of any Mortgaged Property, Additional Mortgaged Property or Inventory which will cause a reduction of the Borrowing Base and/or the Total Commitment pursuant to Section 2.09(b)(i) or (iii), the Borrower shall deliver to the Administrative Agent and each Lender a written notice of such sale and a Borrowing Base Certificate showing (x) the Borrowing Base as of the close of business on the last day of the preceding fiscal quarter, as adjusted to give effect to such sale and (y) the calculation of the Net Proceeds of such sale. If any such reduction in the Total Commitment or any resulting reduction in the Borrowing Base would require a repayment or prepayment of outstanding Borrowings pursuant to
Section 2.11(b) or (c) prior to the end of an Interest Period in effect for any Eurodollar Loan, then if requested by the Borrower, the effective date of such reduction shall be deferred until the end of such Interest Period (but not longer than 90 days); PROVIDED that the Borrower shall deposit with the Administrative Agent cash equal to the amount of such reduction in the Revolving Credit Commitments. The Collateral Agent, as collateral agent for the Secured Parties, will hold such cash deposit pursuant to the cash collateral agreement to be delivered pursuant to Section 4.02(v) in an interest-bearing collateral account as additional Collateral for the Obligations hereunder until the date of such reduction and repayment or prepayment.

          (c) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Revolving Credit

Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

          (d) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated accrued to but excluding the date of such termination.

          (e) Increases in the Borrowing Base as a consequence of Additional Mortgaged Properties shall be effective on the date a Borrowing Base Certificate which includes the permitted Allocated Loan Value(s) of an Additional Mortgaged Property or Additional Mortgaged Properties has been delivered to the Administrative Agent. Any such Borrowing Base Certificate may be delivered to the Administrative Agent on any Business Day after an Additional Mortgaged Property has been added to the Collateral in accordance with the provisions of this Agreement. Increases in the Borrowing Base as a consequence of changes in the value of Land Under Development, Unsold Homes/Lots and Model Homes and Contracted Homes/Lots shall be effective only on the Business Day on which a Borrowing Base Certificate is delivered pursuant to Section 5.04(d).

          SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:45 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:45 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

          (vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

          Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no

Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section
2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

          SECTION 2.11. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part,
(i) on the last Business Day of a fiscal quarter, upon written or telecopy notice delivered (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 4:00 p.m., New York City time, on or before such Business Day, and (ii) in the case of a prepayment on any Business Day which is not the last Business Day of a fiscal quarter, on at least one (if a prepayment of an ABR Loan) and three (if a prepayment of a Eurodollar Loan) Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 2:00 p.m., New York City time; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

          (b) In the event of any termination of all the Commitments, the Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Total Exposure after giving effect thereto and (ii) if the Total Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay then outstanding Loans in an amount sufficient to eliminate such excess.

          (c) Subject to the provisions of Section 5.10(c), if on any date the Total Exposure shall exceed the Borrowing Base, the Borrower shall on such date apply an amount equal to such excess to prepay the then outstanding Loans (if any).

          (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section
2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.12. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit issued by the Issuing Bank purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Notwithstanding the foregoing, no Lender nor the Issuing Bank shall have the right to collect payments from the Borrower pursuant to paragraph (b) of this Section 2.12 unless it is the policy of such Lender or the Issuing Bank, at the time of such collection, to collect similar payments from borrowers (if any) who are similarly situated as the Borrower, including with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender or the Issuing Bank to collect such payments.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that a Lender's or the Issuing Bank's first demand relating to a particular event or circumstance giving rise to such right shall be made not later than 180 days after such Lender or the Issuing Bank first becomes aware of such event or circumstance. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

          SECTION 2.13. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), where-upon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the con-verted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.14. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a conse-quence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error.

          SECTION 2.15.  PRO RATA TREATMENT.  Except as required under
Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.16. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustment shall be rescinded to the extent of such recovery, and the purchase price or prices or adjustment shall be restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any

Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.17. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank payments, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 380 Madison Avenue, 10th Floor, New York, New York 10017.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.18. TAXES. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING
(i) income taxes imposed on the net income of the Administrative Agent, ny Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) or its applicable lending office is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, a any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that, after all required deductions (including deductions applicable to additional sums payable under this Section 2.18) are made and any taxes on such additional amount are paid, the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive a net amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise, ad valorem, property or similar taxes, charges or levies (including, without limitation, mortgage recording taxes and similar fees) that are imposed on or arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Mortgage or any other Loan Document ("Other Taxes").

          (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorneys' fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

          (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower or any other Loan Party has paid additional amounts pursuant to this
Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to the Borrower or such other Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such other Loan Party under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower or such other Loan Party, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), shall repay the amount paid over to the Borrower or such other Loan Party (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

          (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, or the Issuing Bank, as applicable, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.18(f) that such Non-U.S. Lender  is not legally able to deliver.

          (g) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, however, that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph
(f) above.

          (h) Nothing contained in this Section 2.18 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

          SECTION 2.19. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event

(i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank (or any Transferee) or any Governmental Authority on account of any Lender or the Issuing Bank (or any Transferee) pursuant to Section 2.18, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank (or such Transferee) and the Administrative Agent, require such Lender or the Issuing Bank (or such Transferee) to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and
(z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank (or Transferee) in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or the Issuing Bank (or Transferee) plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank (or Transferee) hereunder (including any amounts under Section 2.12 and Section 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's (or such Transferee's) claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank (or such Transferee) pursuant to paragraph (b) below), or if such Lender or the Issuing Bank (or such Transferee) shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank (or such Transferee) shall not thereafter be required to make any such transfer and assignment hereunder. In the case of any such assignment by an Issuing Bank, such assignment shall not affect the Issuing Bank's rights or obligations under this Agreement in respect of any Letters of Credit issued by it that remain outstanding and held by such Issuing Bank. Notwithstanding the foregoing, the Borrower shall not have the right to require under this Section 2.19(a) a transfer or assignment by a Lender or the Issuing Bank that has (i) requested compensation pursuant to Section 2.12, (ii) delivered a notice described in
Section 2.13 or (iii) required payment of any additional amount pursuant to
Section 2.18, if at such time there is (A) any other Lender or the Issuing Bank that has requested compensation pursuant to Section 2.12 or that has required payment of any additional amount pursuant to Section 2.18, in either case in an amount as great or greater than the compensation or additional amounts requested or required by such first Lender or the Issuing Bank, or
(B) any other Lender that has delivered a notice described in Section 2.13, as the case may be, and the Borrower is not concurrently or has not previously required a transfer or assignment by such other Lender or the Issuing Bank.

          (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank (or Transferee) or any Governmental Authority on account of any Lender or the Issuing Bank (or Transferee), pursuant to Section 2.18, then such Lender or the Issuing Bank (or Transferee) shall use reasonable efforts (which shall not require such Lender or the Issuing Bank (or Transferee) to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or
(y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank (or Transferee) in connection with any such filing or assignment, delegation and transfer.

          SECTION 2.20. LETTERS OF CREDIT. (a) General. Provided no Default or Event of Default exists at such time, the Borrower may, subject to the terms and conditions in this Agreement, request from time to time the issuance of a Letter or Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. In connection with a request for the issuance of a Letter of Credit, the Issuing Bank may require the Borrower to submit an application in such form as may be customarily employed by the Issuing Bank, but in the event of any inconsistency between the terms thereof and the provisions of this Agreement, the provisions of this Agreement shall be controlling. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Total Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and
(iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $10,000,000, and (B) the Total Exposure shall not exceed the Total Commitment. Promptly following the end of each month, the Administrative Agent shall notify the Lenders of the L/C Exposure as of the end of such month.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the date that is fifteen Business Days prior to the Maturity Date or, if such Letter of Credit is a commercial letter of credit, the earlier of such date and 180 days after the date of issuance of such Letter of Credit.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; PROVIDED, HOWEVER, that the foregoing shall not be construed to impose an obligation of the Lenders to reimburse an L/C Disbursement that the Borrower is not required to reimburse due to the gross negligence or wilful misconduct of the Issuing Bank (determined as provided in Section 2.20(f)).

          (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying an amount equal to such L/C Disbursement to the Administrative Agent not later than 12:00 noon, New York City time on the date that such L/C Disbursement is made or, if the Borrower shall have received notice of such L/C Disbursement later than 10:00 a.m., New York City time, on the date that such L/C Disbursement is made, not later than 12:00 noon, New
York City time, on the immediately following Business Day; PROVIDED that if such reimbursement is not so made, then the payment in the amount of such L/C Disbursement shall automatically be financed with ABR Loans as contemplated by Section 2.02(f) and, to the extent such payment is so financed with ABR
Loans in accordance with Section 2.02(f), such payment shall not be required to be made by the Borrower under this Section 2.20(e).

          (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder;

PROVIDED that the foregoing shall not be construed to impose an obligation upon the Borrower to reimburse the Issuing Bank to the extent that neither the Borrower nor any Subsidiary received any benefit from such L/C Disbursement as a direct result of the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that are on their face in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

          (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C

Disbursement in full not later than 12:00 noon, New York City time, on the date that such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date of such L/C Disbursement to but excluding the earlier to occur of (i) the date of payment and (ii) the date such L/C Disbursement is financed by ABR Loans, in accordance with Sections 2.02(f) and 2.20(e), at the Alternate Base Rate; PROVIDED that to the extent that such L/C Disbursement is not reimbursed by the Borrower prior to 12:00 (noon), New York City time, on the third Business Day after the date such L/C Disbursement is made and is not financed with ABR Loans in accordance with Sections 2.02(f) and 2.20(e), then such unpaid amount shall bear interest from and including such third Business Day to but excluding the date of payment as provided in Section 2.07.

          (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, provided a successor Issuing Bank is designated on or prior to such resignation, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the last sentence of this paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid Issuing Bank Fees. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof (such notice to include the amount to be deposited), deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) ADDITIONAL ISSUING BANKS. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to any Letter of Credit, such term shall thereafter apply to the Issuing Bank that shall have issued such Letter of Credit.


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
                                                                           58


                     ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

          SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder (collectively, the "TRANSACTIONS") (a) have been or will as of the Closing Date be duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the crea-tion or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created under the Security Documents).

          SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party


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

enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.04. GOVERNMENTAL APPROVALS. From and after the Closing Date, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) the filing of Forms D-37, (c) recordation of the Mortgages and the Mortgage Amendments and (d) such as have been made or obtained and are in full force and effect.

          SECTION 3.05. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of operations and cash flows as of and for the fiscal year ended December 31, 1996, to be audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants. The Financial Statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. The balance sheets and the notes thereto included in the Financial Statements dis-close all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. The financial statements included in the Financial Statements were prepared in accordance with GAAP applied on a consistent basis.

          SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries and their predecessors operations, taken as a whole, since December 31, 1996.

          SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) On and after the Closing Date, each of the Borrower and the Subsidiaries will have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. On and after the Closing Date, all such material properties and assets will be free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) On and after the Closing Date each of the Borrower and the Subsidiaries will have complied with all material obligations under all material leases to which it is a party, and all such leases will be in full force and effect. On and after the Closing Date each of the Borrower and the Subsidiaries will enjoy peaceful and undisturbed possession under all such material leases.

          (c) As of the Closing Date, except as set forth on Schedule 3.07(c), the Borrower shall not have received any notice of, nor have any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

          (d) As of the Closing Date, except as set forth on Schedule 3.07(d), the Borrower shall not be obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

          SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. As of the Closing Date, the shares of capital stock will be fully paid and non-assessable and such shares and other ownership interests so indicated by Schedule 3.08 will be owned by the Borrower, directly or indirectly, free and clear of all Liens.

          SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that seek to enjoin, invalidate or rescind any Loan Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently or then conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is


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

in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          (c) All certificates of occupancy and permits necessary for the operation and use of each Mortgaged Property as currently constructed are in effect for such Mortgaged Property, and true and complete copies of all such certificates of occupancy (or other evidence satisfactory to the Administrative Agent in its sole discretion that such certificates of occupancy have been issued) have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

          SECTION 3.10. AGREEMENTS. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11.  FEDERAL RESERVE REGULATIONS.   (a)  Neither the
Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.


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

          SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

          SECTION 3.14. TAX RETURNS. Each of the Borrower and the Subsidiaries has timely filed or caused to be timely filed all Federal, state, local and foreign tax returns, reports and other materials required to have been filed by it and has timely paid or caused to be timely paid all taxes shown thereon to be due and payable by it and all assessments or notices of deficiency received by it, except any taxes, assessments or notices of deficiency that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP. Neither the Borrower nor any of the Subsidiaries is a party to, or has any obligation under, any tax sharing agreement (other than Article 6 of the Allocation Agreement) with Dole, any Affiliate of Dole or any other person (other than any such agreement solely among the Borrower and any Subsidiary or among two or more of the Subsidiaries).

          SECTION 3.15. NO MATERIAL MISSTATEMENTS. No other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower makes no representation as to such forecast or projection.

          SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more


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

than $5,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.17:

          (a) The properties owned or operated by the Borrower and the Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such noncompliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened;

          (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental


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

Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance that will be maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance will be in full force and effect, and no premiums will be due but unpaid. On and after the Closing Date, the Borrower and its Subsidiaries will have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

          SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent and all Uniform Commercial Code financing statements are filed in the offices specified on Schedule 4.02(h), the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

          (b) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.02(h), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

          SECTION 3.20. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending


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

or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary through the end of the most-recent fiscal quarter of the Borrower or such Subsidiary as to which financial statements have been delivered to the Lenders. The consummation of the Transactions, the Formation and the Distribution will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.21. SOLVENCY. (a) Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, and immediately after the issuance of each Letter of Credit, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party does not intend to incur and does not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.


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

                          ARTICLE IV.  CONDITIONS OF LENDING

          The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing and on the date of each issuance of a Letter of Credit (each such date, a "CREDIT EVENT"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.10 (or such notice shall have been deemed given in accordance with Section 2.03 or 2.10) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(b).

          (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Events with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event (except as aforesaid) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.


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

          SECTION 4.02.  EFFECTIVENESS.  On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) O'Melveny & Myers, counsel for the Borrower, substantially to the effect set forth in Exhibit G-1, (ii) Goodsill, Anderson, Quinn & Stifel, special Hawaii counsel for the Borrower, substantially to the effect set forth in Exhibit G-2 and
     (iii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit G-3, in each case (A) dated the Closing Date,
     (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, the Issuing Bank and to Rosenman & Colin LLP, counsel for the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State;
     (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Rosenman & Colin LLP, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of or equity interests in each Subsidiary of the Borrower owned by the Borrower or any Subsidiary of the Borrower shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and (i) in the case of corporate Subsidiaries, certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent and (ii) in the case of partnerships and other non-corporate Subsidiaries, such pledge shall have been perfected by the filing of Uniform Commercial Code financing statements and/or registration of such pledge with the issuer, and all consents of third parties to the perfection of such pledge and the foreclosure thereon and admission of the Collateral Agent as a partner (or member, as applicable) thereof shall have been obtained.


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

          (g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Borrower and its Subsidiaries in the states (or other jurisdictions) in which the chief executive office of the Borrower and such Subsidiaries are located and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the Mortgages, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
     Section 6.02 or have been released.

          (h)(i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents (including the Mortgage and each uniform commercial code financing statement) shall have been filed and recorded in the recording office as specified on Schedule 4.02(h) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation (or a Lender's title insurance policy in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first Lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02), and containing a "gap" endorsement insuring against intervening Liens between the Closing Date and the date of such recording or filing, shall have been received by the Collateral Agent) and (iv) the Collateral Agent shall have received such other documents, including surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent.

          (i) Each Guarantee Agreement (including a separate Guarantee Agreement from each Guarantor that is a California corporation) shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (j) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (k) The Hazardous Materials Indemnity Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (l) The Omnibus Amendment shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (m) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the most recent practicable date (but in no event as of a date earlier than March 31, 1997), and executed by a Financial Officer of the Borrower.

          (n) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
     Section 5.02 and the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

          (o) The Lenders shall (i) have received copies of all Phase I or Phase II third-party environmental reports prepared at any time during the past three years as to any Property and (ii) be reasonably satisfied that there are no material environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

          (p) The Lenders shall have received appraisals, commissioned by and satisfactory in form and substance to the Lenders from a firm acceptable to the Lenders, of the real property, personal property and other assets of the Borrower. Such appraisals shall satisfy FIRREA standards.


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

          (q) The Administrative Agent shall have received for each New Mortgaged Property the following:

               (i) a copy of such original permanent or temporary certificate of occupancy, if any, issued upon completion of each New Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority (or such other evidence as the Administrative Agent deems satisfactory in its sole discretion as to the governmental authorization for the use and occupancy of each Mortgaged Property);

               (ii) a copy of all material applications, licenses, permits and authorizations which are necessary for the operation of the Mortgaged Property (or, in the case of New Mortgaged Property currently undergoing construction, necessary for such construction);

              (iii) a current Phase I environmental study in respect of such New Mortgaged Property addressed to the Administrative Agent (or on which the Administrative Agent is authorized to rely), acceptable in all respects to the Administrative Agent;

              (iv) executed or conformed copies of all Major Leases identified on the Rent Roll for such New Mortgaged Property, and any amendments thereto on or prior to the Closing Date, and any reciprocal easement or operating agreements or other material covenants, restrictions or agreements affecting the New Mortgaged Property, the terms and conditions of which shall be in all respects satisfactory to the Administrative Agent (and all such Major Leases, as so amended, and all such other covenants, restrictions or agreements shall be in full force and effect, and no Loan Party shall have failed in any material respect to perform any material obligation or covenant required by the Major Leases or such other covenants, restrictions or agreements to be performed or complied with prior to the Closing Date);


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

               (v) duly executed originals of estoppel certificates and subordination and nondisturbance agreements with respect to such leases and all such other covenants, restrictions or agreements as the Administrative Agent deems satisfactory in its sole discretion;

              (vi) a letter of appropriate municipal authorities or other evidence satisfactory to the Administrative Agent concerning the zoning laws applicable to each New Mortgaged Property;

             (vii) a policy or policies of title insurance (A) issued by a nationally recognized title insurance company, selected or approved by the Collateral Agent, (B) issued in the name of The Chase Manhattan Bank, as Collateral Agent for the Secured Parties, (C) in an aggregate amount equal to the lesser of the Total Commitment and the appraised value of the Mortgaged Properties and (D) in the form set forth by ALTA Loan 1970, as amended, or if such form is not available, by ALTA-1992 (with a waiver of the arbitration provision contained in the ALTA-1992 form), together with such endorsements, coinsurance and reinsurance as may be reasonably required by the Collateral Agent, insuring the Mortgages as valid first liens on the New Mortgaged Properties, free of Liens other than those permitted under Section 6.02;

            (viii) such surveys and/or certificates of the Borrower as shall be necessary to obtain the deletion from the title insurance described in clause (vii) above the exception for defects that would be shown by an accurate survey of the Mortgaged Property; and

              (ix) a certificate executed by a Financial Officer of the Borrower certifying that there have been no material adverse changes in the New Mortgaged Properties since


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          March 31, 1997, in form satisfactory to the Lenders.

          (r) The Administrative Agent shall have received for each Mortgaged Property (other than the New Mortgaged Properties) the following:

               (i) a certificate executed by a Financial Officer of the Borrower certifying that there have been no material adverse changes in the Mortgaged Properties since March 31, 1997, in form satisfactory to the Lenders;

              (ii) Reissued policies of mortgagee title insurance, effective the Closing Date, with insurers satisfactory to the Lenders and without any exceptions to title which are not approved by the Lenders, with increases in coverage to the aggregate amount equal to the lesser of the Total Commitment and the appraised value of the Mortgaged Properties (including, without limitation, the New Mortgaged Properties);

             (iii) the Mortgage Amendments shall be executed and recorded.

          (s) After giving effect to the Formation, and the application of the first Borrowing, on the Closing Date the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans, (ii) the Term Note, (iii) the Preferred Shares and (iv) the Indebtedness listed on Schedule 4.02(s).

          (t) Other than the Allocation Agreement, the Benefits Agreement and the Trademark License Agreement, neither the Borrower nor any of its Subsidiaries will be party to any material agreement with Dole or its Affiliates.

          (u) The Administrative Agent shall have received evidence that Form D-37 has been filed by each Loan Party granting a Mortgage on Mortgaged Property located in Hawaii.

          (v) A cash collateral agreement relating to any future deposits described in Section 2.09 shall have been duly executed by the Borrower and the Collateral


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

Agent and shall have been delivered to the Collateral Agent and shall be in full force and effect.

                          ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

          SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times (except as a result of the sale of assets permitted by Section 6.05).

          SECTION 5.02. INSURANCE. (a) Keep its insurable properties insured at all times by financially sound and


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reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.


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

          SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments, notices of deficiency and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, notice, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment, deficiency or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property as a result of such nonpayment.

          SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent (with, in the case of paragraphs
(a) and (b) below, sufficient copies for each Lender):

          (a) within 95 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of


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


     operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, (i) a certificate of the accounting firm (in the case of sub-paragraph (a)) or Financial Officer (in the case of sub-paragraph (b)) opining on or certifying such statements and (ii) a certificate substantially in the form of Exhibit K of a Financial
     Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and certifying the calculations included in such certificate and that such person has reviewed the terms of this Agreement and the other Loan Documents and has made a review in reasonable detail of the financial covenants set forth in this Agreement.

          (d) within 50 days after the end of each fiscal quarter, a certificate in the form of Exhibit F (a "BORROWING BASE CERTIFICATE") showing the Borrowing Base as of the close of business on the last day of such fiscal quarter (including any Mortgaged Properties and any Additional Mortgaged Properties), and a certificate (a "TOTAL INDEBTEDNESS CERTIFICATE") showing the Total Indebtedness as of the close of business on the last day of such fiscal quarter, each such Certificate to be certified as true and correct on behalf of the Borrower by a Financial Officer of the Borrower;

          (e) within 95 days after the end of each fiscal year, a rent-roll for each of the Mortgaged Properties and the Additional Mortgaged Properties, as of the last day of the immediately preceding fiscal year, including the name of each tenant or other occupant, the date,

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


     commencement date and termination date of each lease or occupancy agreement, the monthly fixed and escalation rent of each lease or occupancy agreement, the size and location of the leased or occupied premises, the date to which rent has been paid, the amount of any security deposit, the name of any guarantors, the existence of any options under the lease or occupancy agreement, and such other matters as the Administrative Agent may reasonably request, certified as true and complete by a Financial Officer of the Borrower;

          (f) within 95 days after the end of each fiscal year, an operating statement for each of the Mortgaged Properties, covering the immediately preceding fiscal year, including in detail all terms of income and expense and such other items relating to the operation of the Mortgaged Properties as the Administrative Agent may reasonably request, certified as true and complete by a Financial Officer of the Borrower;

          (g) within 50 days after the end of each fiscal quarter, a status report describing in detail all significant changes at material commercial projects of the Borrower and the Subsidiaries, including such matters relating thereto as the Administrative Agent may reasonably request, certified as true and complete by a Financial Officer of the Borrower;

          (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

          (i) within 60 days after the end of each fiscal quarter, the Borrower shall submit to the Administrative Agent a progress report regarding the remediation at the Dole Cannery Commercial Development, identifying tasks commenced and completed and summarizing costs incurred and costs projected for tasks in the next phase, as provided in the RAP; and

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document,


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     as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $2,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

          SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of the Borrower or

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

any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (after notice to the Borrower and an opportunity for the Borrower to be present during such discussions). Any Lender may request that the Administrative Agent designate it as a representative to visit and inspect the financial records and the properties of the Borrower or any Subsidiary as provided in this Section 5.07, in which case the Administrative Agent shall not unreasonably withhold such designation.

          SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

          SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws in all material respects.

          SECTION 5.10. (a) PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

          (b) The Administrative Agent shall have the right to retain a nationally recognized environmental consultant who is knowledgeable of Hawaii Department of Health environmental requirements and procedures to assist the Administrative Agent on an ongoing basis for the purpose of reviewing the RAP and/or monitoring the status of the

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

remediation at the Dole Cannery Commercial Development, any work performed by such consultant on behalf of the Administrative Agent shall be reasonable in nature and scope (i.e., the parties contemplate a desktop review of the Borrower's quarterly reports). The reasonable fees and expenses of such consultant shall be paid by the Borrower.

          (c) If at any time the Required Lenders, each Lender acting in its sole discretion, determine that the total cost to remediate the Dole Cannery Commercial Development after the date hereof could reasonably be expected to exceed $6,000,000, then the Required Lenders shall have the right, by written notice to the Borrower, the Administrative Agent and each other Lender (the "Notice"), to reduce the Allocated Loan Value for the Dole Cannery Commercial Development by such amount as the Required Lenders may specify (each Lender acting in its sole discretion); provided, however, that the reduction of the Dole Cannery Commercial Development's Allocated Loan Value and the consequent reduction of the Borrowing Base, shall not be effective (with respect to any prepayment obligation which the Borrower may then have pursuant to this Agreement) for 90 days from the date upon which the Administrative Agent
sends the Notice provided, further, however, that   the reduction of such
property's Allocated Loan Value and the consequent reduction of the Borrowing Base shall be immediately effective for purposes of determining any proposed Borrowing that increases the aggregate principal amount of Loans outstanding of any Lender after the date of the Notice. During this 90 day period, the Borrower may provide the Collateral Agent and the Lenders with an Additional Mortgaged Property(s) or evidence of other upward adjustments to the Borrowing Base, pursuant to and in accordance with the applicable provisions of this Agreement.

          SECTION 5.11. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, Forms D-37, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Material


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

Subsidiary (and any other Subsidiary that hereafter becomes a Material Subsidiary) to execute a Guarantee Agreement, an Indemnity Subrogation and Contribution Agreement, a Pledge Agreement and a Hazardous Materials Indemnity Agreement in favor of the Collateral Agent. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                           ARTICLE VI.  NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

          SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder and the Guarantee Agreements;

          (b) Indebtedness specified on Schedule 4.02(s);

          (c) Indebtedness of (i) the Borrower to any wholly owned Subsidiary,
     (ii) any Subsidiary to the Borrower or (iii) any Subsidiary to any wholly owned Subsidiary;

          (d) Indebtedness of the Borrower or any Subsidiary in the form of reimbursement obligations in respect of letters of credit issued in the ordinary course of the Borrower's business (other than the Letters of Credit); provided that such Indebtedness shall not include any letter of credit which supports obligations having a final maturity longer than one year from the date of the incurrence of such obligations;

          (e) Indebtedness of the Borrower or any Subsidiary in the form of reimbursement obligations in respect of completion or surety bonds issued in the ordinary course of the Borrower's business in respect of any

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

     construction project undertaken by the Borrower or any Subsidiary;

          (f) Up to $75,000,000 aggregate principal amount of Indebtedness outstanding at any time in the form of notes, bonds or debentures which
     (i) are issued in order to fund infrastructure improvements on or services for real property developments in the ordinary course of the Borrower's business, (ii) are payable wholly from assessments or taxes levied on such real property, (iii) may be secured by such real property and (iv) do not otherwise have recourse to the Borrower or any Subsidiary or their respective assets; and

          (g) Permitted Third Party Indebtedness; provided that (i) the aggregate principal amount of Indebtedness outstanding at any time under clauses (a) and (b) (and reimbursement obligations due and payable under any letter of credit or surety bond referred to in clause (d) or (e) above, to the extent the same remain unpaid for more than 10 days) of this
     Section 6.01 and this clause (g) shall not exceed the lesser of (A) the Total Commitment (i.e., $250,000,000, subject to any reduction pursuant to Section 2.09) plus $10,000,000 or (B) the Borrowing Base (subject to any reduction pursuant to Section 2.09) plus $10,000,000 and (ii) the aggregate principal amount of Permitted Third Party Indebtedness outstanding at any time under this clause (g) shall not exceed $75,000,000; PROVIDED, HOWEVER, that the aggregate principal amount of the Indebtedness of the Camp Tenneco Partnership outstanding as of the date hereof, as specified on
     Schedule 4.02(s), shall not be taken into account for purposes of clause (i) of the preceding proviso to this clause (g), except to the extent that demand for payment of such Indebtedness is made on the general partners of the Camp Tenneco Partnership and remains unpaid for more than 10 days.

          SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; PROVIDED that such Liens


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
     shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; PROVIDED that
     (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not
     (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

          (d) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in compliance with Section 5.03;

          (e) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade or government contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of


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
     the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) judgment, attachment and other similar Liens arising in connection with court proceedings; provided that (i) the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and
     (ii) no Default or Event of Default shall have occurred and be continuing;

          (j) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to items of office equipment, signage or other items of personal property not material (individually or in the aggregate) in value or to the use or operation of any real property of the Borrower or its Subsidiaries; and

          (k) Liens securing Indebtedness permitted under Section 6.01(f).

          SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement with respect to the sale of model homes not exceeding in any fiscal quarter, in the aggregate, the lesser of (i) 15 Model Homes or (ii) $6,000,000 in aggregate purchase price.

          SECTION 6.04. INVESTMENTS. (a) Make aggregate Investments during any fiscal year, commencing with fiscal 1996, outside the scope of the business segments and business activities being conducted by the Borrower and its Subsidiaries as of the date hereof in excess of $25,000,000.

          (b) Make aggregate Investments during any fiscal year, commencing with fiscal 1996, in Resort Properties in excess of the sum of (i) $20,000,000 plus (ii) Lana'i Contracted Homes/Lots at any time during such fiscal year; provided, that credit under clause (ii) for a given Lana'i Contracted Home/Lot cannot be used more than once as a credit against Investments. For purposes of this Section

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6.04(b), Investments shall not include non-discretionary capital expenditures necessary to maintain the existing Resort Properties to current standards, provided that the excluded portion of such expenditures shall be limited to $10,000,000 in each fiscal year. One half of the amount of any Investment capacity under clause (i) above which has not been used by the end of a fiscal year can be carried over into the following fiscal years until used.

          (c) Incur expenses or make Investments, at any time, in excess of a total of $30,000,000 on a net basis in connection with the development or proposed development of any single new real estate project, including those made as a part of a joint venture, without the prior approval of Required Lenders.
In connection with approval of Required Lenders, the Borrower shall provide
(i) pro forma cash budget for the new real estate project; (ii) a copy of all contracts related to the real estate project and (iii) supporting market information.

          SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Material Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (a) the Borrower and any Subsidiary may purchase and sell Inventory in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration and (iii) any Subsidiary may sell any Mortgaged Property, Additional Mortgaged Property or other property held by such Subsidiary in its commercial and industrial property portfolio, subject to compliance with Sections 2.09(b) and 2.11(b) and (c).

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          SECTION 6.06.  DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF
SUBSIDIARIES TO PAY DIVIDENDS. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or to other Subsidiaries, (ii) the Borrower may declare and pay dividends on or redeem the Preferred Shares and (iii) the Borrower may declare and pay dividends on its shares of common stock, provided that the cumulative amount of such dividends shall not at any time exceed the greater of (A) 50% of the cumulative Net Income of the Borrower for all fiscal quarters ending after December 5, 1995, or
(B) zero.

          (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary.

          SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) as contemplated by the Allocation Agreement, the Benefits Agreement, the Trademark License Agreement or the Dole Purchase Agreement,
(ii) the Borrower or any wholly owned Subsidiary of the Borrower may engage in any of the foregoing transactions with the Borrower or any other wholly owned Subsidiary of the Borrower and (iii) that so long as no Default or Event of Default shall have occurred or be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

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          SECTION 6.08.  PAYMENTS IN RESPECT OF PERMITTED THIRD PARTY DEBT.
Pay, directly or indirectly, any amount, whether in cash, property, securities or any combination thereof, in respect of principal, interest or other obligations under Permitted Third Party Debt at any time after a Default or Event of Default has occurred and is continuing, unless such payments are made pro rata (based on aggregate principal amounts outstanding) on both the Loans and the Permitted Third Party Debt, with the portion paid in respect of the Loans being applied to prepay the Loans and to permanently reduce the Total Commitment.

          SECTION 6.09. ISSUANCES OF CAPITAL STOCK. Issue any capital stock or other equity interests, except:

          (a)  shares of common stock of the Borrower;

          (b) shares of capital stock or other equity interests of a Subsidiary issued to the Borrower or to a wholly-owned Subsidiary;

          (c)  the Preferred Shares; and

          (d) shares of preferred stock, preference stock or preferential stock of the Borrower which are in each case perpetual, with no right of the holder to require purchase or redemption by the Borrower or any Subsidiary;

          SECTION 6.10. TERM NOTE. Amend or modify the Term Note or prepay, redeem or repurchase the Term Note.

          SECTION 6.11. AMENDMENTS OF CERTAIN AGREEMENTS. Amend, waive or modify the Allocation Agreement, the Benefits Agreement, the Trademark License Agreement, the Dole Purchase Agreement or any of the other material agreements listed on Schedule 6.11 in any manner, if such amendment, waiver or modification (individually or in combination with other amendments, waivers and modifications) would have a materially negative impact on the Borrower and its Subsidiaries taken as a whole.

          SECTION 6.12. TANGIBLE NET WORTH. Permit its Tangible Net Worth at any date to be less than the sum of (i) $500,000,000, plus (ii) 75% of the positive amount, if any, by which (A) cumulative Net Income of the Borrower for all fiscal quarters ending after December 5, 1995, if positive, exceeds
(B) cumulative dividends paid by the

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Borrower on its capital stock during all such fiscal quarters, plus (iii)
100% of the net proceeds to the Borrower from the sale of any capital stock of the Borrower after December 5, 1995.

          SECTION 6.13. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio to be less than 2.00 to 1.00 for any period of four fiscal quarters ending after fiscal 1996.

          SECTION 6.14. CASH FLOW RATIO. Permit the Cash Flow Ratio to be less than 1.00 to 1.00 for any period of four fiscal quarters ending after fiscal 1996.

          SECTION 6.15. CERTAIN INVENTORY. (a) Permit there to be Unsold Homes/Lots at any date in connection with its residential development business on the Island of Lanai other than (i) not more than 20 Unsold Homes/Lots at Manele Bay and (ii) not more than 20 Unsold Homes/Lots at The Lodge at Koele.

          (b) Permit Unsold Homes/Lots and Model Homes to exceed at any date 15% of Tangible Net Worth.

          (c) Permit Model Homes (including Model Homes subject to sale and lease-back arrangements permitted by Section 6.03) to exceed at any date 60 in number.

          (d) (i) Permit the number of units of Unsold Inventory on June 30, 1997 or September 30, 1997, to exceed 55% of the total number of units sold during the period of 12 full months preceding such date.

          (ii) Permit Unsold Inventory at December 31, 1997, to exceed a number of units equal to 45% of the total number of units of Unsold Inventory sold during the period of 12 full months preceding such date.

          (iii) Permit Unsold Inventory at the last day of any fiscal quarter ending after December 31, 1997, to exceed the following number of units (based on the number of units of Unsold Inventory sold during the period 12 full months preceding such quarter-end):


          Unit Sales During                           Maximum Units
         Preceding 12 Months                         at Quarter-End
         -------------------                         --------------

If 500 units or less                                      175
If more than 500, but 550 or less                         193

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If more than 550, but 600 or less                         210
If more than 600, but 650 or less                         228
If more than 650, but 700 or less                         245
If more than 700, but 750 or less                         263
If more than 750, but 800 or less                         280
If more than 800, but 850 or less                         298
If more than 850, but 900 or less                         315
If more than 900, but 950 or less                         333
If more than 950 units                                    350

PROVIDED, HOWEVER, that (A) if Unsold Inventory exceeds the maximum level specified in this Section 6.15(d) at the end of any single fiscal quarter, then the sole consequence thereof shall be that the percentage specified in clause (c) of the definition of Borrowing Base shall be automatically deemed reduced to 65% for the next succeeding fiscal quarter; (B) if Unsold Inventory exceeds the maximum level specified in this Section 6.15(d) at the end of two consecutive fiscal quarters, then the sole consequence thereof shall be that the percentage specified in clause (c) of the definition of Borrowing Base shall be automatically deemed reduced to 50% for the next succeeding fiscal quarter and each fiscal quarter thereafter until Unsold Inventory is in compliance with the maximum level specified in this Section 6.15(d); and (C) if Unsold Inventory fails to comply with the maximum level specified in this Section 6.15(d) at the end of three consecutive fiscal quarters, such failure will constitute an Event of Default. The reductions in Borrowing Base percentages referred to in clauses (A) and (B) of the immediately preceding proviso shall be effective upon the delivery to the Administrative Agent of the financial statements described in Section 5.04(a) or (b), as applicable, for the preceding fiscal quarter in question, and shall remain in effect until the delivery to the Administrative Agent of the financial statements described in Section 5.04(a) or (b), as applicable, for the next fiscal quarter.

                           ARTICLE VII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty,

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     statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the reimbursement by payment or financing by ABR Loans pursuant to Sections 2.02(f) and 2.20(e) of any L/C Disbursement, the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) the Borrower or any Subsidiary shall, beyond the end of any grace period provided therefor, (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount of $10,000,000 or more, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with

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     or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity or to cause the purchase of such Indebtedness by the Borrower or any Subsidiary of the Borrower;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
     (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or a Material Subsidiary or
     (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

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          (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 not adequately covered by insurance shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000 or requires payments exceeding $2,000,000 in any year;

          (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

          (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together

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

with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                       ARTICLE VIII.  THE ADMINISTRATIVE AGENT
                               AND THE COLLATERAL AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS") and the Issuing Bank. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices and

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

financial statements delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

          Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for

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

any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent (each referred to hereinafter as "Agent") as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders and the Borrower shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $5,000,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made or Letters of Credit issued by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including protective advances for insurance, taxes or other amounts advanced by

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the Collateral Agent to preserve or protect the interests of the Secured
Parties in any Mortgaged Property or Additional Mortgaged Property, as well as counsel fees and compensa-tion of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                              ARTICLE IX.  MISCELLANEOUS

          SECTION 9.01. NOTICES. Notices, consents, approvals and other communications provided for herein shall be in writing and shall be delivered by hand or overnight


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

courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 10900 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024, Attention of Edward C. Roohan (Telecopy
     No. (310) 824-7770);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, 380 Madison Avenue, 10th Floor, New York, New York 10017, Attention of Mary Elisabeth Swerz (Telecopy No. (212) 622-3395); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.18 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender.

          SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the other Lenders, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto (which signatures may be by facsimile), and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement shall be construed to affect the sums due from, and the obligations of, the Borrower pursuant to the Original Credit Agreement with respect to the period prior to the Closing Date.

          SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, (x) such assignment shall be made to an Eligible Assignee, (y) the Borrower and the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld) and (z) the amount of the Commitment being assigned (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if less, the entire remaining amount of the assigning Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid). Any assignment by any Lender of its interests, rights or obligations under this Agreement to a person other than a Lender, an Affiliate of a Lender or an Eligible Assignee shall require the consent of the Borrower, which consent may be granted or withheld by the Borrower in its sole discretion.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, Collateral Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders (PROVIDED that notwithstanding anything else herein to the contrary, no such participating bank or entity shall be entitled to receive any greater cost or amount pursuant to such Sections as to any cost or amount described therein existing or reasonably foreseeable at the time of the sale of such participation than such Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had such sale not occurred); and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement (except as provided in clause (iii) above), and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments or (z) releasing any Collateral or any

Guarantor except as expressly authorized by the Loan Documents).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

          SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement (including the appraisal fees and the cost of Phase I environmental studies) and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Rosenman & Colin LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender.

          (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disburse-ments, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. In connection with any claim, litigation, investigation or proceeding under this paragraph (b), the Indemnitees shall be represented by only one New York counsel and by only one local counsel in each relevant jurisdiction, unless such New York counsel determines that the interests of such Indemnitees are in conflict.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by a reasonably detailed description of the amounts due and the circumstances giving rise thereto.

          SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything contained in this Section 9.06 or elsewhere in this Agreement or in any other Loan Document, each Lender hereby expressly waives any right of setoff it may have hereunder or otherwise in respect of any such obligation against any Loan Party that has granted a Mortgage hereunder on any real property located within the State of California, and such waiver shall remain in full force and effect unless and until such Lender receives a written authorization of the Required Lenders to the exercise of such right of setoff. If any Lender shall exercise a right of setoff against any such obligation in violation of the preceding sentence, such setoff shall be deemed void, and such setoff shall be immediately rescinded and reversed by such Lender.

          SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE

STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS"), AS THE UNIFORM CUSTOMS MAY BE AMENDED, AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees of any Lender without the prior written consent of such Lender, or (iii) amend, modify or waive the provisions of this Section, Sections 2.09(a), 2.09(b)(i), 2.15 or

9.04(i), or the proviso and the entire paragraph immediately thereafter commencing with the word "Notwithstanding" and ending with the word "above" immediately following clause (v) of Section 2.09(b), or amend or modify the definitions of the terms "Additional Mortgaged Properties", "Allocated Loan Value", "Income Producing Property" or "Required Lenders", or release any Guarantor or all or any substantial part of the Collateral except as expressly authorized by the Loan Documents, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

          SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Closing Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.11.

          SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15.  JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a)
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonex-clusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. CONFIDENTIALITY. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the ex-tent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or
(ii) becomes available to the Administrative Agent, any Lender, the Issuing Bank or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or a Subsidiary. For the purposes of this Section, "INFORMATION" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       CASTLE & COOKE, INC.,

                                    by /s/ EDWARD C. ROOHAN
                                       ----------------------------
                                       Name: Edward C. Roohan
                                       Title: Vice President and
                                       Chief Financial Officer

                                    by /s/ DEAN R. ESTRADA
                                       ----------------------------
                                       Name: Dean R. Estrada
                                       Title: Assistant Treasurer

                                       THE CHASE MANHATTAN BANK (formerly
                                       known as Chemical Bank),

                                    by /s/ MARY ELIZABETH SWERZ
                                       ----------------------------
                                       Name: Mary Elizabeth Swerz
                                       Title: Vice President

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION,

                                    by /S/ MARY BOWMAN
                                       ----------------------------
                                       Name: Mary Bowman
                                       Title: Vice President

                                       THE BANK OF NOVA SCOTIA,
                                       SAN FRANCISCO AGENCY,

                                    by /s/ BRUCE GANONG
                                       ----------------------------
                                       Name: Bruce Ganong
                                       Title: Relationship Manager

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                    by /s/ SCOTT L. BOTTLES
                                       ----------------------------
                                       Name: Scott L. Bottles
                                       Title: Senior Vice President

                                       BANK OF HAWAII

                                    by /s/ LISA C. WONG
                                       ----------------------------
                                       Name: Lisa C. Wong
                                       Title: Vice President

                                       FIRST NATIONAL BANK OF CHICAGO,

                                    by /s/ MICHAEL A. PARISI
                                       ----------------------------
                                       Name: Michael A. Parisi
                                       Title: Corporate Banking Officer

                                       SOCIETE GENERALE,

                                    by /s/ J. STALEY STEWART
                                       ----------------------------
                                       Name: J. Staley Stewart
                                       Title: Vice President


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